As filed with the Securities and Exchange Commission on November 4, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-3297098
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Results Way

Cupertino, CA 95014

(Address of Principal Executive Offices)

DURECT Corporation 2000 Employee Stock Purchase Plan

(Full title of the plan)

James E. Brown

Chief Executive Officer

DURECT Corporation

2 Results Way

Cupertino, CA 95014

(Name and address of agent for service)

(408) 777-1417

(Telephone number, including area code, of agent for service)

Copy to:

Stephen B. Thau

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, California 94304

(650) 813-5600

(Calculation of Registration Fee on following page)

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
DURECT Corporation 2000 Employee Stock Purchase Plan
Common Stock, par value $0.0001 per share (including the associated Preferred Share Purchase Rights)	250,000 Shares	$2.22(2)	$555,000	$39.58
Total	250,000 Shares		$555,000	$39.58

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that may be offered or issued in connection with any stock dividend, stock split or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the common stock as reported on the NASDAQ Global Market on November 1, 2010, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 250,000 shares of our common stock for issuance under our 2000 Employee Stock Purchase Plan. An amendment and restatement of our 2000 Employee Stock Purchase Plan, including an increase of 250,000 shares of our common stock available for issuance thereunder, was approved at our annual meeting of stockholders on June 23, 2010 as previously reported on our Form 8-K filed on June 25, 2010. Pursuant to General Instruction E of Form S-8, we incorporate by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein, the contents of our Registration Statements on Form S-8 relating to our 2000 Employee Stock Purchase Plan filed with the Securities and Exchange Commission on October 5, 2000, May 18, 2001, April 12, 2002, May 6, 2005, May 17, 2006, August 8, 2007, August 12, 2008, August 4, 2009 and May 10, 2010 (Registration Nos. 333-47400, 333-61224, 333-86110, 333-124701, 333-134200, 333-145244, 333-152968, 333-161025 and 333-166700, respectively).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on November 4, 2010.

DURECT CORPORATION

By:	/S/ JAMES E. BROWN
James E. Brown
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of DURECT Corporation do hereby constitute and appoint James E. Brown and Felix Theeuwes, and each of them severally, our true and lawful attorneys-in-fact and agents, each acting alone with full power of substitution and resubstitution, to do any and all such acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended (“Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-8 under the Securities Act, including specifically, but without limitation, power and authority to sign for us or in any of our names and in the capacities indicated below any and all amendments (including post effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES E. BROWN	President, Chief Executive Officer and Director	November 4, 2010
James E. Brown	(Principal Executive Officer)

/S/ FELIX THEEUWES	Chairman and Chief Scientific Officer	November 4, 2010
Felix Theeuwes

/S/ MATTHEW J. HOGAN	Chief Financial Officer	November 4, 2010
Matthew J. Hogan	(Principal Accounting Officer)

/S/ SIMON X. BENITO	Director	November 4, 2010
Simon X. Benito

/S/ TERRENCE F. BLASCHKE	Director	November 4, 2010
Terrence F. Blaschke

/S/ MICHAEL D. CASEY	Director	November 4, 2010
Michael D. Casey

/S/ DAVID R. HOFFMANN	Director	November 4, 2010
David R. Hoffmann

/S/ ARMAND P. NEUKERMANS	Director	November 4, 2010
Armand P. Neukermans

/S/ JON S. SAXE	Director	November 4, 2010
Jon S. Saxe

INDEX TO EXHIBITS

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-1, as amended (File No. 333-35316), initially filed on April 20, 2000).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to our Registration Statement on Form S-1, as amended (File No. 333-35316), initially filed on April 20, 2000).

4.3	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of DURECT Corporation (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-3 (File No. 333-128979) initially filed on October 13, 2005).

4.4	Certificate of Amendment to Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock of DURECT Corporation (incorporated by reference to Exhibit 3.7 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010 (File No. 000-31615)).

4.5	Second Amended and Restated Investors’ Rights Agreement (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1, as amended (File No. 333-35316), initially filed on April 20, 2000).

4.6	Preferred Shares Rights Agreement, dated as of July 6, 2001, between the Registrant and EquiServe Trust Company, N.A. including the form of Certificate of Designation, the form of the Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (incorporated by reference to Exhibit 1 to our Registration Statement on Form 8-A (File No. 000-31615) filed on July 10, 2001).

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (see signature page).

99.1	2000 Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 2 to our Definitive Proxy Statement on Schedule 14A (File No. 000-31615) filed on April 29, 2010).

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